                                                                     EXHIBIT 3.2


                         CERTIFICATE OF INCORPORATION

                                      OF

                          NUANCE COMMUNICATIONS, INC.
                          ---------------------------

                           (a Delaware corporation)



                                   ARTICLE I
                                   ---------

          The name of the Corporation is Nuance Communications, Inc. (the "Corporation")..

                                   ARTICLE II
                                   ----------

          The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                                  -----------

          The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                                   ----------

          The name and mailing address for the incorporator is as follows:

               Jill L. Nissen, Esq.
               c/o Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, CA 94304-1050

                                   ARTICLE V
                                   ---------

                             A.   Authorized Shares
                                  -----------------

          This Corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock," and referred to herein either as Common Stock or common shares and Preferred Stock or preferred shares, respectively. The total number of shares of Common Stock this Corporation shall have authority to issue is 50,000,000 with a par value of $0.001 per share. The total number of shares of Preferred Stock this Corporation shall have authority to issue is 39,954,152 with a par value of $0.001 per share. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:
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     (a)  the number of shares constituting that series and the distinctive designation of that series;

     (b) the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     (c) whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

     (d) whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (e) whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund; and

     (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

     1. Designation. The initial series of Preferred Stock shall comprise
        -----------
3,150,000 shares and shall be designated "Series A Preferred Stock." The second series of Preferred Stock shall comprise 5,000,000 shares and shall be designated "Series B Preferred Stock." The third series of Preferred Stock shall comprise 3,575,000 shares and shall be designated "Series C Preferred Stock." The fourth series of Preferred Stock shall comprise 3,752,076 shares and shall be designated "Series D Preferred Stock." The fifth series of Preferred Stock shall comprise 4,500,000 shares and be designated "Series E Preferred Stock." The sixth series of Preferred Stock shall comprise 3,150,000 shares and shall be designated "Series A-1 Preferred Stock." The seventh series of Preferred Stock shall comprise 5,000,000 shares and shall be designated "Series B-1 Preferred Stock." The eighth series of Preferred Stock shall comprise 3,575,000 shares and shall be designated "Series C-1 Preferred Stock." The ninth series of Preferred Stock shall comprise 3,752,076 shares and shall be designated "Series D-1 Preferred Stock." The tenth series of Preferred Stock shall comprise 4,500,000 shares and shall be designated "Series E-1 Preferred Stock." As used herein, the term "Preferred Stock" without designation shall refer to shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D-1 Preferred Stock, and Series E-1 Preferred Stock or to shares of any such series. The balance of the shares of authorized Preferred Stock may be issued in any number of series, as determined by the Board of Directors. The Board, by resolution, may fix the designation and number of shares of any series, and may determine, alter, or revoke the rights, preferences, privileges or restrictions pertaining to any wholly unissued series. The Board may thereafter, in the same manner, increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding. The rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock and Common Stock are as specified in this Article V.

     2. Dividend Provisions.  Subject to the rights of series of Preferred Stock
        ------------------
which may from time to time come into existence, the holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of any assets legally available therefor, dividends at the rate of $0.03 per share with respect to the Series A Preferred Stock, $0.09 per share with respect to the Series B Preferred Stock, $0.20 per share with respect to the Series C Preferred Stock, $0.46 per share with respect to the Series D Preferred Stock, $0.90 per share with respect to the Series E Preferred Stock, $0.03 per share with respect to the Series A-1 Preferred Stock, $0.09 per share with respect to the Series B-1 Preferred Stock, $0.20 per share with respect to the Series C-1 Preferred Stock, $0.46 per share with respect to the Series D-1 Preferred Stock, $0.90 per share with respect to the Series E-1 Preferred Stock, or, if greater, at least as large per share (based on the number of shares of Common Stock into which such share of Preferred Stock is convertible) as those declared or paid with respect to the Common Stock, and in preference to any dividends declared or paid with respect to the Common Stock. All such dividends shall be non-cumulative.

     3. Liquidation Preferences.
        -----------------------

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series A-1 Preferred Stock, the Series B-1 Preferred Stock, the Series C-1 Preferred Stock, the Series D-1 Preferred Stock, and the Series E-1 Preferred Stock, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the sum of $0.3175 per share with respect to the Series A Preferred Stock, $0.9598 per share with respect to the Series B Preferred Stock, $2.00 per share with respect to the Series C Preferred Stock, $4.69 per share with respect to the Series D Preferred Stock, $9.00 per share with respect to the Series E Preferred Stock, $0.3175 per share with respect to the Series A-1 Preferred Stock, $0.9598 per share with respect to the Series B-1 Preferred Stock, $2.00 per share with respect to the Series C-1 Preferred Stock, $4.69 per share with respect to the Series D-1 Preferred Stock, and $9.00 per share with respect to the Series E-1 Preferred Stock, plus declared and unpaid dividends, if any, for each share of Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds available for distribution among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts, then the entire assets and funds of the Corporation legally available for distribution to the stockholders shall be distributed among the holders of the Preferred Stock pro rata to the full preferential amount each such holder is entitled to receive.

          (b) After payment has been made to the holders of the Preferred Stock of the full preferential amounts as to which they shall be entitled as aforesaid, then the holders of Common Stock shall be entitled to share ratably in the remaining assets and funds of the Corporation legally available for distribution, pro rata to the number of shares of Common Stock held by each holder.

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          (c)  (i)  For purposes of this Section 3, a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (B) a sale of all or substantially all of the assets of the Corporation (the events described in clauses (A) and (B) are referred to collectively as an "Acquisition"); unless the Corporation's stockholders of
                                   ------
record as constituted immediately prior to such Acquisition, immediately after such Acquisition (by virtue of securities issued as consideration for the Corporation's Acquisition or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

               (ii) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                     (A) Securities not subject to investment letter or other similar restrictions on free marketability:

                              1) If traded on a securities exchange or through
the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                              2) If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                              3) If there is no active public market, the value
shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                     (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

               (iii) In the event the requirements of this subsection 3(c) are not complied with, this Corporation shall forthwith either:

                     (A) cause such closing to be postponed until such time as the requirements of this Section 3 have been complied with; or

                     (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 3(c)(iv) hereof.

               (iv) The Corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of Preferred Stock.

     4. Conversion.  The holders of the Preferred Stock shall have conversion
        ----------
rights as follows (the "Conversion Rights"):

          (a) Right to Convert.  Each share of Preferred Stock shall be
              ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the per share price at which such series was originally issued by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date that the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock and Series A-1 Preferred Stock shall be $0.3175; provided, however, that the Conversion Price for the Series A Preferred Stock and the Series A-1 Preferred Stock shall be subject to adjustment as set forth in subsection 4(d). The initial conversion price per share for shares of Series B Preferred Stock and Series B-1 Preferred Stock shall be $0.9598; provided, however, that the Conversion Price for the Series B Preferred Stock and Series B-1 Preferred Stock shall be subject to adjustment as set forth in subsection 4(d). The initial Conversion Price per share for shares of Series C Preferred Stock and Series C-1 Preferred Stock shall be $2.00; provided, however, that the Conversion Price for the Series C Preferred Stock and Series C-1 Preferred Stock shall be subject to adjustment as set forth in subsection 4(d). The initial Conversion Price per share for shares of Series D Preferred Stock and Series D-1 Preferred Stock shall be $4.69; provided, however, that the Conversion Price for the Series D Preferred Stock and Series D-1 Preferred Stock shall be subject to adjustment as set forth in subsection 4(d). The initial Conversion Price per share for shares of Series E Preferred Stock and Series E-1 Preferred Stock shall be $9.00; provided, however, that the Conversion Price per share for shares of Series E Preferred Stock and Series E-1 Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

          (b) Automatic Conversion.  Each share of Preferred Stock shall
              --------------------
automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such series of Preferred Stock immediately upon the earlier of (i) except as provided in subsection 4(c), the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the public offering price of which was not less than $10.00 per share (adjusted to reflect subsequent stock

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dividends, stock splits or recapitalization) and $20,000,000 in the aggregate or
(ii) the date specified by written consent or agreement of the holders of at least two-thirds of the then outstanding shares of such series of Preferred Stock.

          (c) Mechanics of Conversion.  Before any holder of Preferred Stock
              -----------------------
shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office for this Corporation or any transfer agent for the Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

          (d) Conversion Price Adjustments for Certain Dilutive Issuances,
              ------------------------------------------------------------
Splits and Combinations.
-----------------------

                 (i) Special Definitions.  For purposes of this Section 4(d),
                     -------------------
the following definitions shall apply:

                     (A) "Options" shall mean rights, options or warrants to
                          -------
subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                     (B) "Original Issue Date" with respect to each series of
                          -------------------
Preferred Stock shall mean the date on which the first share of such series of Preferred Stock was first issued.

                     (C) "Convertible Securities" shall mean any evidences of
                          ----------------------
indebtedness, shares (other than the Common Stock) or other securities convertible into or exchangeable for Common Stock.

                     (D) "Additional Stock" shall mean any shares of Common
                          ----------------
Stock issued (or deemed to have been issued pursuant to subsection 4(d)(vii)(E)) by this Corporation after the Original Issue Date other than:

                         1) shares issuable or issued pursuant to transactions
described in subsections 4(e), 4(f) and 4(g) hereof;

                         2) shares issuable or issued to employees, consultants,
directors or vendors (if in transactions with primarily non-financing purposes) of this Corporation or of SRI International, Inc. directly or pursuant to a stock option plan, restricted stock plan, arrangement or agreement approved by the Board of Directors of this Corporation;

                         3) shares issued or issuable upon conversion of the
Preferred Stock;

                         4) shares issued pursuant to the acquisition of another
corporation or entity by this Corporation by merger, purchase of substantially all of the assets, or other reorganization;

                         5) shares issued to financial institutions in
connection with the extension of credit to the Corporation or in connection with the lease of equipment and in both cases for other than equity financing purposes; or

                         6) shares issued in connection with any stock split,
stock dividend, or recapitalization by the Corporation.

                     (E) "Pro Rata Share" with respect to each holder of
                          --------------
Preferred Stock shall mean that portion of the total dollar amount of the Dilutive Issuance (as defined below) equal to (i) the amount of the Dilutive Issuance actually offered to all holders of Preferred Stock by the Board of Directors of the Corporation (ii) multiplied by a fraction, the numerator of which is the number of shares of Preferred Stock then held by such holder, and the denominator of which is the total number of shares of Preferred Stock then outstanding.

                     (F) "Dilutive Issuance" with respect to each series of
                          -----------------
Preferred Stock shall mean an issuance of Additional Stock for a consideration per share less than the Conversion Price of such series of Preferred Stock in effect on the date of and immediately prior to such issuance.

                     (G) "Participating Investor" shall mean any holder of
                          ----------------------
Preferred Stock that purchases at least its Pro Rata Share of a Dilutive
Issuance.

                     (H) "Nonparticipating Investor" shall mean any holder of
                          -------------------------
Preferred Stock that is not a Participating Investor.

               (ii)  Series A-1 Shadow Preferred.
                     ---------------------------

                     (A) In the event the Corporation proposes to undertake a Dilutive Issuance with respect to the Series A Preferred Stock, it shall give each holder of Series A Preferred Stock a written notice (the "Series A Issuance Notice") of its intention, describing the type of new securities, the price and number of shares and the general terms upon which the Corporation proposes to issue such new securities, at least thirty (30) days prior to the date of such Dilutive Issuance. Each holder of Series A Preferred Stock may, within twenty
(20) days from the date of the Series A Issuance Notice, provide written notice to the Corporation that such holder agrees to become a Participating Investor for the price and upon the terms specified in the Series A Issuance

Notice. In the event that such holder fails to give such notice within the twenty (20) day period, or fails to actually purchase its Pro Rata Share of the Dilutive Issuance (other than as a result of the Corporation refusing to allow such holder to so purchase its Pro Rata Share), such holder shall be deemed to be a Nonparticipating Investor.

          (B) To the extent of the percentage of the Pro Rata Share not purchased (the "Series A Refused Percentage") by each Nonparticipating Investor, that number of outstanding shares of Series A Preferred Stock held by such Nonparticipating Investor equal to the product of (x) the number of shares of such series held by the Nonparticipating Investor, times (y) the Series A Refused Percentage, shall be converted automatically on the date (the "Series A-1 Closing Date") of the applicable Dilutive Issuance (provided that the Corporation gave the Series A Issuance Notice to such holder of Series A Preferred Stock) into an equal number of fully-paid and nonassessable shares of Series A-1 Preferred Stock; provided, however, that prior to the Series A-1 Closing Date each Nonparticipating Investor shall have the right to convert such shares of Series A Preferred Stock into shares of Common Stock at the Conversion Rate in effect for such series as of the date of such conversion.

          (C) Upon the conversion of Series A Preferred Stock held by a Nonparticipating Investor into Series A-1 Preferred Stock as set forth herein, such shares of Series A Preferred Stock shall no longer be outstanding on the books of the Corporation and may not be reissued, and the Nonparticipating Investor shall be treated for all purposes as the record holder of such shares of Series A-1 Preferred Stock on the Series A-1 Closing Date. No shares of Series A-1 Preferred Stock shall be issued except as set forth in this Section 4(d)(ii) upon conversion of shares of Series A Preferred Stock.

          (D) No adjustment in the Conversion Price of the Series A-1 Preferred Stock shall be made in respect of the issuance of Additional Stock, regardless of the issuance price of such shares, except for the issuance of such shares as a stock dividend, stock split, or in connection with such other transaction as provided in paragraph 4(e) hereof.

          (E) In the event that any shares of Series A-1 Preferred Stock are issued, concurrently with such issuance, the Corporation shall take all such action as may be required, including amending the Certificate of Incorporation,
(1) to cancel all authorized shares of Series A-1 Preferred Stock that remain unissued after such issuance, (2) to create and reserve for issuance upon any subsequent Dilutive Issuance a new series of Preferred Stock equal in number to the number of shares of Series A-1 Preferred Stock so canceled and designated Series A-2 Preferred Stock, with the designations, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series A Preferred Stock, except that the Conversion Price for such shares of Series A-2 Preferred Stock once initially issued shall be the Conversion Price in effect immediately prior to such Dilutive Issuance and shall no longer be subject to adjustment in respect of the issuance of Additional Stock, except for the issuance of such shares as a stock dividend, stock split, or in connection with such other transaction as provided in paragraph 4(e) hereof, and (3) to amend the provisions of this Section 4 to provide that any subsequent conversion of Series A Preferred Stock upon a Dilutive Issuance will be into shares of Series A-2 Preferred Stock rather than Series A-1 Preferred Stock. The Corporation shall take the same actions with respect to the Series A-2 Preferred Stock and each subsequently authorized series of Preferred Stock upon initial issuance of shares of the last such series to be authorized.

                 (iii)   Series B-1 Shadow Preferred.
                         ---------------------------

                         (A) In the event the Corporation proposes to undertake
a Dilutive Issuance with respect to the Series B Preferred Stock, it shall give each holder of Series B Preferred Stock a written notice (the "Series B Issuance Notice") of its intention, describing the type of new securities, the price and number of shares and the general terms upon which the Corporation proposes to issue such new securities, at least thirty (30) days prior to the date of such Dilutive Issuance. Each holder of Series B Preferred Stock may, within twenty
(20) days from the date of the Series B Issuance Notice, provide written notice to the Corporation that such holder agrees to become a Participating Investor for the price and upon the terms specified in the Series B Issuance Notice. In the event that such holder fails to give such notice within the twenty (20) day period, or fails to actually purchase its Pro Rata Share of the Dilutive Issuance (other than as a result of the Corporation refusing to allow such holder to so purchase its Pro Rata Share), such holder shall be deemed to be a Nonparticipating Investor.

                         (B) To the extent of the percentage of the Pro Rata
Share not purchased (the "Series B Refused Percentage") by each Nonparticipating Investor, that number of outstanding shares of Series B Preferred Stock held by such Nonparticipating Investor equal to the product of (x) the number of shares of such series held by the Nonparticipating Investor, times (y) the Series B Refused Percentage, shall be converted automatically on the date (the "Series B-1 Closing Date") of the applicable Dilutive Issuance (provided that the Corporation gave the Series B Issuance Notice to such holder of Series B Preferred Stock) into an equal number of fully-paid and nonassessable shares of Series B-1 Preferred Stock; provided, however, that prior to the Series B-1 Closing Date each Nonparticipating Investor shall have the right to convert such shares of Series B Preferred Stock into shares of Common Stock at the Conversion Rate in effect for such series as of the date of such conversion.

                         (C) Upon the conversion of Series B Preferred Stock
held by a Nonparticipating Investor into Series B-1 Preferred Stock as set forth herein, such shares of Series B Preferred Stock shall no longer be outstanding on the books of the Corporation and may not be reissued, and the Nonparticipating Investor shall be treated for all purposes as the record holder of such shares of Series B-1 Preferred Stock on the Series B-1 Closing Date. No shares of Series B-1 Preferred Stock shall be issued except as set forth in this
Section 4(d)(iii) upon conversion of shares of Series B Preferred Stock.

                         (D) No adjustment in the Conversion Price of the Series
B-1 Preferred Stock shall be made in respect of the issuance of Additional Stock, regardless of the issuance price of such shares, except for the issuance of such shares as a stock dividend, stock split, or in connection with such other transaction as provided in paragraph 4(e) hereof.

                         (E) In the event that any shares of Series B-1
Preferred Stock are issued, concurrently with such issuance, the Corporation shall take all such action as may be required, including amending Certificate of Incorporation, (1) to cancel all authorized shares of

Series B-1 Preferred Stock that remain unissued after such issuance, (2) to create and reserve for issuance upon any subsequent Dilutive Issuance a new series of Preferred Stock equal in number to the number of shares of Series B-1 Preferred Stock so canceled and designated Series B-2 Preferred Stock, with the designations, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series B Preferred Stock, except that the Conversion Price for such shares of Series B-2 Preferred Stock once initially issued shall be the Conversion Price in effect immediately prior to such Dilutive Issuance and shall no longer be subject to adjustment in respect of the issuance of Additional Stock, except for the issuance of such shares as a stock dividend, stock split, or in connection with such other transaction as provided in paragraph 4(e) hereof, and (3) to amend the provisions of this Section 4 to provide that any subsequent conversion of Series B Preferred Stock upon a Dilutive Issuance will be into shares of Series B-2 Preferred Stock rather than Series B-1 Preferred Stock. The Corporation shall take the same actions with respect to the Series B-2 Preferred Stock and each subsequently authorized series of Preferred Stock upon initial issuance of shares of the last such series to be authorized.

                 (iv)  Series C-1 Shadow Preferred.
                       ---------------------------

                       (A) In the event the Corporation proposes to undertake a Dilutive Issuance with respect to the Series C Preferred Stock, it shall give each holder of Series C Preferred Stock a written notice (the "Series C Issuance Notice") of its intention, describing the type of new securities, the price and number of shares and the general terms upon which the Corporation proposes to issue such new securities, at least thirty (30) days prior to the date of such Dilutive Issuance. Each holder of Series C Preferred Stock may, within twenty
(20) days from the date of the Series C Issuance Notice, provide written notice to the Corporation that such holder agrees to become a Participating Investor for the price and upon the terms specified in the Series C Issuance Notice. In the event that such holder fails to give such notice within the twenty (20) day period, or fails to actually purchase its Pro Rata Share of the Dilutive Issuance (other than as a result of the Corporation refusing to allow such holder to so purchase its Pro Rata Share), such holder shall be deemed to be a Nonparticipating Investor.

                       (B) To the extent of the percentage of the Pro Rata Share not purchased (the "Series C Refused Percentage") by each Nonparticipating Investor, that number of outstanding shares of Series C Preferred Stock held by such Nonparticipating Investor equal to the product of (x) the number of shares of such series held by the Nonparticipating Investor, times (y) the Series C Refused Percentage, shall be converted automatically on the date (the "Series C-1 Closing Date") of the applicable Dilutive Issuance (provided that the Corporation gave the Series C Issuance Notice to such holder of Series C Preferred Stock) into an equal number of fully-paid and nonassessable shares of Series C-1 Preferred Stock; provided, however, that prior to the Series C-1 Closing Date each Nonparticipating Investor shall have the right to convert such shares of Series C Preferred Stock into shares of Common Stock at the Conversion Rate in effect for such series as of the date of such conversion.

                       (C) Upon the conversion of Series C Preferred Stock held by a Nonparticipating Investor into Series C-1 Preferred Stock as set forth herein, such shares of Series C Preferred Stock shall no longer be outstanding on the books of the Corporation and may not be reissued, and the Nonparticipating Investor shall be treated for all purposes as the record holder of such shares of Series C-1 Preferred Stock on the Series C-1 Closing Date. No shares of Series C-1 Preferred Stock shall be issued except as set forth in this
Section 4(d)(iv) upon conversion of shares of Series C Preferred Stock.

                      (D) No adjustment in the Conversion Price of the Series C-1 Preferred Stock shall be made in respect of the issuance of Additional Stock, regardless of the issuance price of such shares, except for the issuance of such shares as a stock dividend, stock split, or in connection with such other transaction as provided in paragraph 4(e) hereof.

                       (E) In the event that any shares of Series C-1 Preferred Stock are issued, concurrently with such issuance, the Corporation shall take all such action as may be required, including amending the Certificate of Incorporation, (1) to cancel all authorized shares of Series C-1 Preferred Stock that remain unissued after such issuance, (2) to create and reserve for issuance upon any subsequent Dilutive Issuance a new series of Preferred Stock equal in number to the number of shares of Series C-1 Preferred Stock so canceled and designated Series C-2 Preferred Stock, with the designations, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series C Preferred Stock except that the Conversion Price for such shares of Series C-2 Preferred Stock once initially issued shall be the Conversion Price in effect immediately prior to such Dilutive Issuance and shall no longer be subject to adjustment in respect of the issuance of Additional Stock, except for the issuance of such shares as a stock dividend, stock split, or in connection with such other transaction as provided in paragraph 4(e) hereof, and (3) to amend the provisions of this
Section 4 to provide that any subsequent conversion of Series C Preferred Stock upon a Dilutive Issuance will be into shares of Series C-2 Preferred Stock rather than Series C-1 Preferred Stock. The Corporation shall take the same actions with respect to the Series C-2 Preferred Stock and each subsequently authorized series of Preferred Stock upon initial issuance of shares of the last such series to be authorized.

                 (v)  Series D-1 Shadow Preferred.
                      ---------------------------

                      (A) In the event the Corporation proposes to undertake a Dilutive Issuance with respect to the Series D Preferred Stock, it shall give each holder of Series D Preferred Stock a written notice (the "Series D Issuance Notice") of its intention, describing the type of new securities, the price and number of shares and the general terms upon which the Corporation proposes to issue such new securities, at least thirty (30) days prior to the date of such Dilutive Issuance. Each holder of Series D Preferred Stock may, within twenty
(20) days from the date of the Series D Issuance Notice, provide written notice to the Corporation that such holder agrees to become a Participating Investor for the price and upon the terms specified in the Series D Issuance Notice. In the event that such holder fails to give such notice within the twenty (20) day period, or fails to actually purchase its Pro Rata Share of the Dilutive Issuance (other than as a result of the Corporation refusing to allow such holder to so purchase its Pro Rata Share), such holder shall be deemed to be a Nonparticipating Investor.

                      (B) To the extent of the percentage of the Pro Rata Share not purchased (the "Series D Refused Percentage") by each Nonparticipating Investor, that number of outstanding shares of Series D Preferred Stock held by such Nonparticipating Investor equal to the product of (x) the number of shares of such series held by the Nonparticipating Investor, times

(y) the Series D Refused Percentage, shall be converted automatically on the date (the "Series D-1 Closing Date") of the applicable Dilutive Issuance (provided that the Corporation gave the Series D Issuance Notice to such holder of Series D Preferred Stock ) into an equal number of fully-paid and nonassessable shares of Series D-1 Preferred Stock; provided, however, that prior to the Series D-1 Closing Date each Nonparticipating Investor shall have the right to convert such shares of Series D Preferred Stock into shares of Common Stock at the Conversion Rate in effect for such series as of the date of such conversion.

                     (C) Upon the conversion of Series D Preferred Stock held by a Nonparticipating Investor into Series D-1 Preferred Stock as set forth herein, such shares of Series D Preferred Stock shall no longer be outstanding on the books of the Corporation and may not be reissued, and the Nonparticipating Investor shall be treated for all purposes as the record holder of such shares of Series D-1 Preferred Stock on the Series D-1 Closing Date. No shares of Series D-1 Preferred Stock shall be issued except as set forth in this Section 4(d)(v) upon conversion of shares of Series D Preferred Stock.

                     (D) No adjustment in the Conversion Price of the Series D-1 Preferred Stock shall be made in respect of the issuance of Additional Stock, regardless of the issuance price of such shares, except for the issuance of such shares as a stock dividend, stock split, or in connection with such other transaction as provided in paragraph 4(e) hereof.

                     (E) In the event that any shares of Series D-1 Preferred Stock are issued, concurrently with such issuance, the Corporation shall take all such action as may be required, including amending the Certificate of Incorporation, (1) to cancel all authorized shares of Series D-1 Preferred Stock that remain unissued after such issuance, (2) to create and reserve for issuance upon any subsequent Dilutive Issuance a new series of Preferred Stock equal in number to the number of shares of Series D-1 Preferred Stock so canceled and designated Series D-2 Preferred Stock, with the designations, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series D Preferred Stock, except that the Conversion Price for such shares of Series D-2 Preferred Stock once initially issued shall be the Conversion Price in effect immediately prior to such Dilutive Issuance and shall no longer be subject to adjustment in respect of the issuance of Additional Stock, except for the issuance of such shares as a stock dividend, stock split, or in connection with such other transaction as provided in paragraph 4(e) hereof, and (3) to amend the provisions of this
Section 4 to provide that any subsequent conversion of Series D Preferred Stock upon a Dilutive Issuance will be into shares of Series D-2 Preferred Stock rather than Series D-1 Preferred Stock. The Corporation shall take the same actions with respect to the Series D-2 Preferred Stock and each subsequently authorized series of Preferred Stock upon initial issuance of shares of the last such series to be authorized.

              (vi)   Series E-1 Shadow Preferred.
                     ---------------------------

                     (A) In the event the Corporation proposes to undertake a Dilutive Issuance with respect to the Series E Preferred Stock, it shall give each holder of Series E Preferred Stock a written notice (the "Series E Issuance Notice") of its intention, describing the type of new securities, the price and number of shares and the general terms upon which the Corporation proposes to issue such new securities, at least thirty (30) days prior to the date of such Dilutive

Issuance. Each holder of Series E Preferred Stock may, within twenty (20) days from the date of the Series E Issuance Notice, provide written notice to the Corporation that such holder agrees to become a Participating Investor for the price and upon the terms specified in the Series E Issuance Notice. In the event that such holder fails to give such notice within the twenty (20) day period, or fails to actually purchase its Pro Rata Share of the Dilutive Issuance (other than as a result of the Corporation refusing to allow such holder to so purchase its Pro Rata Share), such holder shall be deemed to be a Nonparticipating Investor.

                     (B) To the extent of the percentage of the Pro Rata Share not purchased (the "Series E Refused Percentage") by each Nonparticipating Investor, that number of outstanding shares of Series E Preferred Stock held by such Nonparticipating Investor equal to the product of (x) the number of shares of such series held by the Nonparticipating Investor, times (y) the Series E Refused Percentage, shall be converted automatically on the date (the "Series E-1 Closing Date") of the applicable Dilutive Issuance (provided that the Corporation gave the Series E Issuance Notice to such holder of Series E Preferred Stock) into an equal number of fully-paid and nonassessable shares of Series E-1 Preferred Stock; provided, however, that prior to the Series E-1 Closing Date each Nonparticipating Investor shall have the right to convert such shares of Series E Preferred Stock into shares of Common Stock at the Conversion Rate in effect for such series as of the date of such conversion.

                     (C) Upon the conversion of Series E Preferred Stock held by a Nonparticipating Investor into Series E-1 Preferred Stock as set forth herein, such shares of Series E Preferred Stock shall no longer be outstanding on the books of the Corporation and may not be reissued, and the Nonparticipating Investor shall be treated for all purposes as the record holder of such shares of Series E-1 Preferred Stock on the Series E-1 Closing Date. No shares of Series E-1 Preferred Stock shall be issued except as set forth in this Section 4(d)(vi) upon conversion of shares of Series E Preferred Stock.

                     (D) No adjustment in the Conversion Price of the Series E-1 Preferred Stock shall be made in respect of the issuance of Additional Stock, regardless of the issuance price of such shares, except for the issuance of such shares as a stock dividend, stock split, or in connection with such other transaction as provided in paragraph 4(e) hereof.

                     (E) In the event that any shares of Series E-1 Preferred Stock are issued, concurrently with such issuance, the Corporation shall take all such action as may be required, including amending the Certificate of Incorporation, (1) to cancel all authorized shares of Series E-1 Preferred Stock that remain unissued after such issuance, (2) to create and reserve for issuance upon any subsequent Dilutive Issuance a new series of Preferred Stock equal in number to the number of shares of Series E-1 Preferred Stock so canceled and designated Series E-2 Preferred Stock, with the designations, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series E Preferred Stock, except that the Conversion Price for such shares of Series E-2 Preferred Stock once initially issued shall be the Conversion Price in effect immediately prior to such Dilutive Issuance and shall no longer be subject to adjustment in respect of the issuance of Additional Stock, except for the issuance of such shares as a stock dividend, stock split, or in connection with such other transaction as provided in paragraph 4(e) hereof, and (3) to amend the provisions of this
Section 4 to provide that any
subsequent conversion of Series E Preferred Stock upon a Dilutive Issuance will be into shares of Series E-2 Preferred Stock rather than Series E-1 Preferred Stock. The Corporation shall take the same actions with respect to the Series E-2 Preferred Stock and each subsequently authorized series of Preferred Stock upon initial issuance of shares of the last such series to be authorized.

              (vii)  Adjustments for Dilutive Issuance. The Conversion Price of
                     ---------------------------------
the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock shall be subject to adjustment from time to time as follows:

                     (A) If the Corporation shall issue, after the Original Issue Date of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock (the "Purchase Date"), any Additional Stock without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this subsection 4(d)(vii)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at the Conversion Price in effect prior to the issuance of Additional Stock; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. As provided in subsection 4(d)(vii)(E) below, Common Stock for purposes of this subsection 4(d)(vii) and subsection 4(d)(i)(D) shall include all Common Stock issuable upon exercise of outstanding options to purchase or rights to subscribe for Common Stock and all Common Stock issuable upon conversion of all outstanding convertible or exchangeable securities, including the Preferred Stock.

                     (B) No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one cent ($0.01) per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(vii) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                     (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                     (D) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                     (E) In the case of the issuance (whether before, on or after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(vii)(E):

                         1) The aggregate maximum number of shares of Common
Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(vii)(C) and 4(d)(vii)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                         2) The aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(vii)(C) and 4(d)(vii)(D)).

                         3) In the event of any change in the number of shares
of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                         4) Upon the expiration of any such options or rights,
the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                         5) The number of shares of Common Stock deemed issued
and the consideration deemed paid therefor pursuant to subsections 4(d)(vii)(E)(1) or (2) shall be appropriately adjusted to reflect any change in termination of expiration of the type described in like subsection 4(d)(vii)(E)(3) or (4).

              (e) Adjustment of Conversion Price.  The Conversion Price of each
                  ------------------------------
series of Preferred Stock shall be subject to adjustment from time to time as follows:

                  (i) In the event the Corporation should at any time or from time to time after the Original Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(vii)(E).

                  (ii) If the number of shares of Common Stock outstanding at any time after the Original Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

              (f) Other Distributions. In the event this Corporation shall
                  -------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (including cash dividends) or options or rights not referred to in subsection 4(d)(i)(D), then, in each such case for the purpose of this subsection 4(f), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

              (g) Recapitalization. If at any time or from time to time there
                  ----------------
shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Section 3 or this Section 4) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

              (h) No Impairment.  This Corporation will not, by amendment of its
                  -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

              (i) No Fractional Shares and Certificate as to Adjustments.
                  ------------------------------------------------------

                  (i) No fractional shares shall be issued upon conversion of any share or shares of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of a series of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

              (j) Notices of Record Date.  In the event of any taking by this
                  ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

              (k) Reservation of Stock Issuable Upon Conversion. This
                  ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

              (l) Notices. Any notice required by the provisions of this
                  -------
Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

       5.   Voting Rights
            -------------

              (a) General.  Except as otherwise required by law and except as
                  -------
required in Sections 5(b) and 6 hereof, the holders of Common Stock and Preferred Stock shall vote together as a single class. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder. Each holder of Preferred Stock shall be entitled to such number of votes for the Preferred Stock held by it on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the whole number of shares of the Corporation's Common stock into which its shares of Preferred Stock are convertible, in accordance with the terms of the Corporation's Certificate of Incorporation, immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

              (b) Board Seats.  The holders of the Common Stock, voting as a
                  -----------
separate class, shall be entitled to elect one (1) director of the Corporation. The holders of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation. The holders of the Series B Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation. The holders of the Series C Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation. The holders of Preferred Stock and Common Stock, voting together as a single class and not as a separate series, shall be entitled to elect any remaining directors of the Corporation.

              (c) Vacancies. In the case of any vacancy in the office of a
                  ---------
director occurring among the directors elected by the holders of the Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock pursuant to Section 5(b), the holders of a majority of shares in such class or the remaining director so elected by such class may by affirmative vote of a majority thereof (or the remaining director so elected), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of the Common Stock, the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock, or the holders of the Series C Preferred Stock or by any director so elected as provided in the next preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of such class of stock who elected such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class of stock represented at such meeting or pursuant to such written consent.

     6.   Protective Provisions
          ---------------------

              (a) Except as otherwise required by law and subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D-1 Preferred Stock, or Series E-1 Preferred Stock, are outstanding, this Corporation shall not amend or repeal any provision of the Corporation's Certificate of Incorporation if such action would materially and adversely affect the rights, preferences, or privileges of any series of Preferred Stock, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the total number of shares of such series of Preferred Stock materially and adversely affected by such action.

              (b) Except as otherwise required by law and subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D-1 Preferred Stock, or Series E-1 Preferred Stock, are outstanding, this Corporation shall not increase or decrease (other than by redemption or conversion) the total number of authorized shares of any series of Preferred Stock without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the total number of shares of the series of Preferred Stock sought to be increased or decreased.

              (c) Except as otherwise required by law and subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D-1 Preferred Stock, or Series E-1 Preferred Stock are outstanding, this Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the total number of shares of Preferred Stock outstanding, undertake any of the following actions:

                  (i) authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to, or on a parity with, any series of Preferred Stock;

                  (ii) pay or declare any dividend on any securities junior to the Preferred Stock with respect to dividends or assets;

                  (iii) sell, convey, liquidate, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of; or.

                  (iv) increase or decrease (other than by redemption or conversion) the total number of authorized shares of any series of Preferred Stock.

     7.   Status of Converted Stock. In the event any shares of Preferred Stock
          -------------------------
shall be converted pursuant to Section 4 hereof, the shares so converted or redeemed shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

                                  ARTICLE VI
                                  ----------

     The Corporation is to have perpetual existence.

                                  ARTICLE VII
                                  -----------

     Section 1. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed in the manner designated in the Bylaws of the Corporation.

     Section 2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

     Section 3. Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII
                                  ------------

     Section 1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Section 2. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

     Section 3. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE IX
                                  ----------

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE X
                                   ---------

     Vacancies created by newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.

                                  ARTICLE XI
                                  ----------

     Section 1. At any time following the closing of the first sale of Common Stock of the Corporation pursuant to a registration statement declared effective by the Securities and Exchange Corporation under the Securities Act of 1933, as amended ("Initial Public Offering"), stockholders of the Corporation may not take any action by written consent in lieu of a meeting and any action contemplated by stockholders after such time must be taken at a duly called annual or special meeting of stockholders.

     Section 2. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                  ARTICLE XII
                                  -----------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purposes of forming a Corporation pursuant to the Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand on November 18, 1999.



                                         /s/ Jill L. Nissen
                                        ________________________________________
                                        Jill L. Nissen